UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 5, 2024

(Date of report; date of earliest event reported)

Commission file number: 1-3754

Ally Financial Inc.

(Exact name of registrant as specified in its charter)

Delaware	38-0572512
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Ally Detroit Center

500 Woodward Avenue, Floor 10

Detroit, Michigan 48226

(Address of principal executive offices) (Zip Code)

(866) 710-4623

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ALLY	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On December 2, 2024, Ally Financial Inc. (“Ally”) entered into (i) an Underwriting Agreement incorporating Ally’s Underwriting Agreement Standard Provisions (Debt Securities) (together, the “Senior Notes Underwriting Agreement”) with Barclays Capital Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC and Wells Fargo Securities, LLC, as representatives of the several Underwriters named therein (the “Senior Notes Underwriters”), pursuant to which Ally agreed to sell to the Senior Notes Underwriters $500,000,000 aggregate principal amount of 5.543% Fixed-to-Floating Rate Senior Notes due 2031 (the “Senior Notes”) and (ii) an Underwriting Agreement incorporating Ally’s Underwriting Agreement Standard Provisions (Subordinated Debt Securities) (the “Subordinated Notes Underwriting Agreement” and, together with the Senior Notes Underwriting Agreement, the “Underwriting Agreements”) with Barclays Capital Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC and Wells Fargo Securities, LLC, as representatives of the several Underwriters named therein (the “Subordinated Notes Underwriters” and, together with the Senior Notes Underwriters, the “Underwriters”), pursuant to which Ally agreed to sell to the Subordinated Notes Underwriters $500,000,000 aggregate principal amount of 6.646% Fixed-Rate Reset Subordinated Notes due 2040 (the “Subordinated Notes” and, together with the Senior Notes, the “Notes”, and such offer and sale of the Notes, the “Offering”) . The Notes were registered pursuant to Ally’s shelf registration statement on Form S-3 (File No. 333-268013) (the “Registration Statement”), which became automatically effective on October 26, 2022.

The Underwriting Agreements contain customary representations, warranties and covenants of Ally, conditions to closing, indemnification obligations of Ally and the Underwriters, and termination and other customary provisions.

The foregoing description of the Underwriting Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the documents which are attached as Exhibit Nos 1.1 and 1.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

The Senior Notes were issued on December 5, 2024 pursuant to an Indenture dated as of July 1, 1982, as supplemented and amended by the first supplemental indenture dated as of April 1, 1986, the second supplemental indenture dated as of June 15, 1987, the third supplemental indenture dated as of September 30, 1996, the fourth supplemental indenture dated as of January 1, 1998, the fifth supplemental indenture dated as of September 30, 1998 and the sixth supplemental indenture dated as of June 9, 2022 (the “Senior Notes Indenture”) between Ally and The Bank of New York Mellon (successor to Morgan Guaranty Trust Company of New York), as trustee, and an action of the executive committee of Ally dated as of December 2, 2024 (the “Executive Committee Action”). The Subordinated Notes were issued on December 5, 2024 pursuant to an Indenture dated as of November 20, 2015 (the “Subordinated Notes Indenture” and, together with the Senior Notes Indenture, the “Indentures”) between Ally and The Bank of New York Mellon, as trustee, and the Executive Committee Action.

In connection with the Offering, Ally is filing the Underwriting Agreements, the Executive Committee Action, the forms of Notes, a legal opinion and a consent as, respectively, Exhibit No. 1.1, Exhibit No. 4.1, Exhibit No. 4.2, Exhibit No. 4.3, Exhibit No. 5.1 and Exhibit No. 23.1 to this Form 8-K, each of which is incorporated by reference in its entirety into the Registration Statement. The Indentures are filed as exhibits to the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed as part of this Report.

Exhibit No.	Description of Exhibits

1.1	Underwriting Agreement, dated as of December 2, 2024, among Ally Financial Inc. and Barclays Capital Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC and Wells Fargo Securities, LLC, as representatives of the several Underwriters named therein (including Ally’s Underwriting Agreement Standard Provisions (Debt Securities)).

1.2	Underwriting Agreement, dated as of December 2, 2024, among Ally Financial Inc. and Barclays Capital Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC and Wells Fargo Securities, LLC, as representatives of the several Underwriters named therein (including Ally’s Underwriting Agreement Standard Provisions (Subordinated Debt Securities)).

4.1	Action of the Executive Committee of Ally Financial Inc. dated as of December 2, 2024.

4.2	Form of Senior Note.

4.3	Form of Subordinated Note.

5.1	Opinion of Sullivan & Cromwell LLP.

23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ally Financial Inc. (Registrant)

Date: December 5, 2024	By:	/s/ David J. Debrunner
		Name:	David J. DeBrunner
		Title:	Vice President, Chief Accounting Officer and Controller